EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Third Quarter 2019 Financial Results

Results for the Third Quarter of 2019:

  Net loss attributable to the company of $39.0 million, or $(1.06) per diluted share
  Adjusted EBITDA of $(13.4) million
  Cash, cash equivalents and restricted cash of $254.0 million
  As of Sept. 30, 2019, the Company is net debt zero excluding working capital financing and non-recourse partnership debt
  Repurchased approximately 1.7 million shares totaling $16.0 million
  Fourth quarter 2019 ethanol EBITDA margins have turned positive
  Green Plains Inc. Board of Directors approves an additional $100 million authorization to repurchase shares

OMAHA, Neb., Nov. 05, 2019 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the third quarter of 2019. Net loss attributable to the company was $39.0 million, or $(1.06) per diluted share, for the third quarter of 2019 compared with net loss of $12.5 million, or $(0.31) per diluted share, for the same period in 2018. Revenues were $632.4 million for the third quarter of 2019 compared with $789.0 million for the same period last year.

“As expected, our third quarter results were attributable to a continued weak ethanol margin environment that began to show improvement in late September,” commented Todd Becker, president and chief executive officer. “Based on the current environment, we have seen ethanol margins turn positive for our platform, which should result in a positive outlook for cash flow from operations for the fourth quarter. While margins remain volatile, we have seen some industry rationalization taking place and our balance sheet strength and strategic initiatives have put us in a very good position to take advantage of the recent expansion in ethanol margins.”

“During the quarter we made significant strides both strategically and operationally. We were successful in selling a 50% share of our cattle feeding business to a group of strategic investors enabling us to take the business off balance sheet and provide investors better clarity of our financial strength,” said Becker. “More importantly, our operating expense per gallon continues to decline as we move into the expanded construction phase of our project 24 and operate at higher utilization rates. Finally, consistent with our previous messaging, we supported our share value by investing in substantial open market share repurchases during the third quarter and the beginning of the fourth quarter totaling approximately $21.8 million for 2.2 million shares.”

Green Plains Inc. today announced that its board of directors approved an increase in the current share repurchase authorization by $100 million during October of 2019. The authorization now totals $200 million, with approximately $119 million available under the repurchase program authorized by the Board of Directors in 2014.

Green Plains Inc. is also announcing today that it has signed a definitive agreement to sell its 50% joint venture interest in JGP Energy Partners LLC to its partner, Jefferson Energy Holdings LLC, a subsidiary of Fortress Transportation and Infrastructure Investors LLC for $29 million. The transaction is expected to close on or before December 15, 2019. “Based on current energy infrastructure markets, and our ability to secure long term competitive elevation agreements at third party terminals, selling our interest in this terminal will allow us to re-deploy capital into our current projects and achieve higher returns for our shareholders,” commented Becker.

“We expect commissioning of our protein project in Shenandoah, IA late in the 4th quarter with full production rates approximately 60 days thereafter. More importantly, we have signed a term sheet with one of the premier pet food raw material processors and suppliers in the industry. Initially, this customer will guarantee purchase of 60% of Shenandoah’s production, priced at a premium to high protein soymeal prices and we continue negotiations for the remainder of the production along with the potential for a second location to be named,” stated Becker. “This, we believe, validates the expected returns of the project which gives us the confidence to continue to build out the high protein technology throughout the platform.”

“We completed the first Project 24 upgrade at our Wood River, NE ethanol facility and the plant is ramping up to its operating capacity this week,” said Becker. “This upgrade is transformational in terms of operating cost per gallon related to the base technology of the plant. This location will now be one of our lowest operating costs plants per gallon and clearly puts this plant in the top 10% of all plants in the industry. This investment in Wood River, more importantly, reduces its carbon intensity score in order to take advantage of markets that pay premiums for low carbon fuels. We continue on our path to 24 cents a gallon by the middle of 2020 and believe we might achieve lower costs based on the preliminary results of the first project.”

“We are encouraged that the recent announcements by the EPA and the potential trade deal with China will turn what we believe could be tail winds for the ethanol industry,” concluded Becker. “With that said, for the first time in over a year, we are experiencing positive ethanol margins in the current period. While cautious in our guidance, it is nice to see our projects over the last two years have put the company in the position to have these discussions.”

Third Quarter Highlights and Recent Developments

  On September 9, 2019, we announced that we and a group of investment funds that include AGR Partners, StepStone Group, and several of their respective affiliates, had formed a joint venture to own and operate Green Plains Cattle Company LLC. As a part of the joint venture, these investment funds have purchased 50% of the membership interests of Green Plains Cattle Company from Green Plains Inc. for approximately $77 million plus closing adjustments. The transaction was signed on September 6, 2019 with an effective date of September 1, 2019.

  During the third quarter, the company repurchased 1.7 million shares of common stock for $16.0 million. For 2019 year-to-date, Green Plains Inc. has repurchased approximately 5.4 million shares for approximately $61.6 million.

Revenues attributable to the company were $1.7 billion for the nine-month period ended September 30, 2019, compared with $2.4 billion for the same period in 2018. With the disposition of our cattle operations, there were $638.1 million and $652.9 million of revenues for the nine-month period ended September 30, 2019 and September 30, 2018, respectively, that are now included in discontinued operations. Net loss for the nine-month period ended September 30, 2019, was $127.1 million, or $(3.25) per diluted share, compared with net loss of $37.6 million, or $(0.94) per diluted share, for the same period in 2018.

Results of Operations
Green Plains produced 238.5 million gallons of ethanol during the third quarter of 2019, compared with 304.8 million gallons for the same period in 2018. The consolidated ethanol crush margin was $(15.4) million, or $(0.06) per gallon, for the third quarter of 2019, compared with $32.3 million, or $0.11 per gallon, for the same period in 2018. The consolidated ethanol crush margin is the ethanol production segment’s operating income (loss) before depreciation and amortization, which includes corn oil, plus intercompany storage, transportation and other fees, net of related expenses.

Consolidated revenues decreased $156.7 million for the three months ended September 30, 2019 compared with the same period in 2018 primarily due to the disposition of three ethanol plants and the sale of Fleischmann’s Vinegar during the fourth quarter of 2018.

Operating income decreased $38.6 million and adjusted EBITDA decreased $45.7 million for the three months ended September 30, 2019 compared with the same period last year primarily due to decreased margins on ethanol production as well as the disposition of Fleischmann’s Vinegar during the fourth quarter of 2018. Interest expense decreased $9.2 million for the three months ended September 30, 2019, compared with the same period in 2018, primarily due to the repayment of the $500 million senior secured term loan during the fourth quarter of 2018. Income tax benefit was $12.5 million for the three months ended September 30, 2019 compared with $15.0 million for the same period in 2018.

Adjusted EBITDA, which is earnings before interest, income taxes, depreciation and amortization, plus adjustments related to operational results of Green Plains Cattle prior to its disposition which are recorded as discontinued operations and our proportional share of EBITDA adjustments of our equity method investees, for the third quarter of 2019 was $(13.4) million compared with $32.3 million for the same period last year.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol, distillers grains and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes food-grade corn oil operations and included vinegar production until the sale of Fleischmann’s Vinegar Company, Inc. during the fourth quarter of 2018 and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Var.	2019	2018	% Var.
Revenues:
Ethanol production	$484,406	$576,512	(16.0)%	$1,206,182	$1,735,703	(30.5)%
Agribusiness and energy services	153,943	186,982	(17.7)	508,119	584,400	(13.1)
Food and ingredients	-	33,443	(100.0)	1,451	102,277	(98.6)
Partnership	20,154	25,770	(21.8)	62,066	77,495	(19.9)
Intersegment eliminations	(26,153)	(33,659)	(22.3)	(76,258)	(99,452)	(23.3)
	$632,350	$789,048	(19.9)%	$1,701,560	$2,400,423	(29.1)%
Gross margin:
Ethanol production	$(28,121)	$15,793	* %	$(83,184)	$28,812	* %
Agribusiness and energy services	3,478	7,550	(53.9)	21,814	38,082	(42.7)
Food and ingredients	(3)	7,215	*	(75)	22,383	*
Partnership	20,154	25,770	(21.8)	62,066	77,495	(19.9)
Intersegment eliminations	4,713	(360)	*	458	(263)	*
	$221	$55,968	(99.6)%	$1,079	$166,509	(99.4)%
Depreciation and amortization:
Ethanol production	$15,547	$24,289	(36.0)%	$46,324	$65,284	(29.0)%
Agribusiness and energy services	541	675	(19.9)	1,642	1,923	(14.6)
Food and ingredients	-	2,333	(100.0)	-	6,788	(100.0)
Partnership	991	1,120	(11.5)	2,747	3,406	(19.3)
Corporate activities	749	849	(11.8)	2,250	2,769	(18.7)
	$17,828	$29,266	(39.1)%	$52,963	$80,170	(33.9)%
Operating income (loss):
Ethanol production	$(49,289)	$(15,961)	208.8%	$(147,366)	$(60,704)	142.8%
Agribusiness and energy services	(461)	2,850	*	9,184	22,080	(58.4)
Food and ingredients	(6)	3,892	*	(76)	12,426	*
Partnership	12,322	16,725	(26.3)	38,029	48,214	(21.1)
Intersegment eliminations	4,738	(325)	*	533	(113)	*
Corporate activities	(9,669)	(10,965)	11.8	(27,952)	(34,879)	19.9
	$(42,365)	$(3,784)	* %	$(127,648)	$(12,976)	* %
Adjusted EBITDA:
Ethanol production	$(33,787)	$8,475	* %	$(101,027)	$4,742	* %
Agribusiness and energy services	(75)	3,537	*	10,686	24,035	(55.5)
Food and ingredients	(7)	6,226	*	(76)	19,213	*
Partnership	13,594	17,913	(24.1)	41,382	51,674	(19.9)
Intersegment eliminations	4,738	(325)	*	533	(113)	*
Corporate activities	(7,501)	(9,716)	22.8	(22,206)	(30,533)	27.3
EBITDA	(23,038)	26,110	*	(70,708)	69,018	*
EBITDA adjustments related to discontinued operations	8,469	5,925	42.9	17,703	27,979	(36.7)
Proportional share of EBITDA adjustments of equity method investees	1,186	311	281.4	1,827	745	145.2
Adjusted EBITDA	$(13,383)	$32,346	* %	$(51,178)	$97,742	* %

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Var.	2019	2018	% Var.
Ethanol production
Ethanol sold (gallons)	238,473	304,826	(21.8)%	617,536	881,518	(29.9)%
Distillers grains sold (equivalent dried tons)	617	811	(23.9)	1,601	2,279	(29.7)
Corn oil sold (pounds)	60,607	78,304	(22.6)	148,630	222,994	(33.3)
Corn consumed (bushels)	82,730	105,965	(21.9)	214,734	306,395	(29.9)

Agribusiness and energy services
Domestic ethanol sold (gallons)	255,537	317,708	(19.6)	650,185	913,068	(28.8)
Export ethanol sold (gallons)	55,109	23,476	134.7	217,540	162,295	34.0
	310,646	341,184	(9.0)	867,725	1,075,363	(19.3)

Partnership
Storage and throughput (gallons)	238,872	314,061	(23.9)	619,704	926,671	(33.1)

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018

			($ per gallon produced)

Ethanol production operating loss	$(49,289)	$(15,961)	$(0.21)	$(0.05)
Depreciation and amortization	15,547	24,289	0.07	0.08
Total ethanol production	(33,742)	8,328	(0.14)	0.03

Intercompany fees, net:
Storage and logistics (partnership)	12,473	16,647	0.05	0.06
Marketing and agribusiness fees (agribusiness and energy services)	5,910	7,372	0.03	0.02
Consolidated ethanol crush margin	$(15,359)	$32,347	$(0.06)	$0.11

Liquidity and Capital Resources
On September 30, 2019, Green Plains had $254.0 million in total cash, cash equivalents and restricted cash, and $260.4 million available under committed revolving credit agreements, some of which are subject to restrictions and other lending conditions. Total debt outstanding at September 30, 2019, was $530.4 million, including $143.7 million outstanding under working capital revolvers and other short-term borrowing arrangements for the agribusiness and energy services segment and $140.1 million of debt related to Green Plains Partners.

Conference Call Information
On November 6, 2019, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss third quarter 2019 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 6652949. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at http://investor.gpreinc.com/events.cfm.

Non-GAAP Financial Measures
Management uses adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the amortization of right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to operational results of Green Plains Cattle prior to its disposition which are recorded as discontinued operations and our proportional share of EBITDA adjustments of our equity method investees. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with generally accepted accounting principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations that include corn processing, grain handling and storage and commodity marketing and logistics services. The company is one of the leading corn processors in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients. Green Plains owns a 50% interest in Green Plains Cattle Company LLC and owns a 49.1% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with the Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or achieve anticipated savings from the opex equalization plan and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$235,537	$251,681
Restricted cash	18,502	31,603
Accounts receivable, net	64,322	88,501
Income tax receivable	12,933	12,418
Inventories	250,614	302,600
Other current assets	40,147	40,440
Current assets of discontinued operations	-	479,399
Total current assets	622,055	1,206,642
Property and equipment, net	809,041	815,235
Operating lease right-of-use assets	56,437	-
Investment in equity method investees	93,029	29,714
Other assets	111,509	91,781
Noncurrent assets of discontinued operations	-	73,060
Total assets	$1,692,071	$2,216,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$126,815	$135,829
Accrued and other liabilities	43,440	52,563
Derivative financial instruments	14,564	7,852
Current operating lease liabilities	16,954	-
Short-term notes payable and other borrowings	149,143	163,751
Current maturities of long-term debt	132,999	54,769
Current liabilities of discontinued operations	-	418,936
Total current liabilities	483,915	833,700
Long-term debt	248,289	298,110
Deferred income taxes	1,903	10,123
Long-term operating lease liabilities	42,142	-
Other liabilities	9,360	11,428
Noncurrent liabilities of discontinued operations	-	82
Total liabilities	785,609	1,153,443

Stockholders' equity
Total Green Plains stockholders' equity	792,954	946,819
Noncontrolling interests	113,508	116,170
Total liabilities and stockholders' equity	$1,692,071	$2,216,432

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Var.	2019	2018	% Var.
Revenues
Product	$631,032	$787,750	(19.9)%	$1,696,245	$2,395,877	(29.2)%
Services	1,318	1,298	1.5	5,315	4,546	16.9
Total revenues	632,350	789,048	(19.9)	1,701,560	2,400,423	(29.1)
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	632,129	733,080	(13.8)	1,700,481	2,233,914	(23.9)
Operations and maintenance	6,216	7,271	(14.5)	19,314	23,564	(18.0)
Selling, general and administrative	18,542	23,215	(20.1)	56,450	75,751	(25.5)
Depreciation and amortization	17,828	29,266	(39.1)	52,963	80,170	(33.9)
Total costs and expenses	674,715	792,832	(14.9)	1,829,208	2,413,399	(24.2)
Operating loss from continuing operations	(42,365)	(3,784)	*	(127,648)	(12,976)	*
Other income (expense)
Interest income	767	745	3.0	2,813	2,053	37.0
Interest expense	(10,548)	(19,703)	(46.5)	(31,528)	(58,330)	(45.9)
Other, net	88	133	(33.8)	630	260	142.3
Total other expense	(9,693)	(18,825)	(48.5)	(28,085)	(56,017)	(49.9)
Loss from continuing operations before income taxes and income (loss) from equity method investees	(52,058)	(22,609)	130.3	(155,733)	(68,993)	125.7
Income tax benefit	12,530	14,973	(16.3)	40,692	34,524	17.9
Income (loss) from equity method investees, net of income taxes	644	(250)	*	534	(489)	*
Net loss from continuing operations including noncontrolling interest	(38,884)	(7,886)	393.1	(114,507)	(34,958)	227.6
Net income from discontinued operations, net of income taxes	3,393	467	626.6	966	11,835	(91.8)
Net loss	(35,491)	(7,419)	378.4	(113,541)	(23,123)	391.0
Net income attributable to noncontrolling interests	3,479	5,050	(31.1)	13,570	14,457	(6.1)
Net loss attributable to Green Plains	$(38,970)	$(12,469)	212.5%	$(127,111)	$(37,580)	238.2%

Earnings (loss) per share - basic and diluted:
Net loss from continuing operations	$(1.15)	$(0.32)		$(3.28)	$(1.23)
Net income from discontinued operations	0.09	0.01		0.03	0.29
Net loss attributable to Green Plains	$(1.06)	$(0.31)		$(3.25)	$(0.94)

Weighted average shares outstanding:
Basic	36,913	40,229		39,092	40,189
Diluted	36,913	40,229		39,092	40,189

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Loss from continuing operations including noncontrolling interest	$(114,507)	$(34,958)
Income from discontinued operations, net of income taxes	966	11,835
Net loss	(113,541)	(23,123)
Noncash operating adjustments:
Depreciation and amortization	52,963	80,170
Deferred income taxes	(38,918)	(37,980)
Other	23,750	19,680
Net change in working capital	57,913	19,315
Net cash provided by (used in) operating activities - continuing operations	(17,833)	58,062
Net cash provided by operating activities - discontinued operations	17,469	26,326
Net cash provided by (used in) operating activities	(364)	84,388

Cash flows from investing activities:
Purchases of property and equipment, net	(43,372)	(29,892)
Proceeds from sale of discontinued operations, net of cash divested	77,240	-
Proceeds from the sale of assets, net	3,469	-
Investments in unconsolidated subsidiaries	(100)	(2,446)
Other investing activities	-	7,500
Net cash provided by (used in) investing activities - continuing operations	37,237	(24,838)
Net cash used in investing activities - discontinued operations	(4,169)	(125,629)
Net cash provided (used in) investing activities	33,068	(150,467)

Cash flows from financing activities:
Net proceeds (payments) - long-term debt	111,865	(3,837)
Net payments - short-term borrowings	(75,496)	(75,850)
Payment for repurchase of common stock	(55,884)	-
Other	(26,881)	(37,359)
Net cash used in financing activities - continuing operations	(46,396)	(117,046)
Net cash provided by (used in) financing activities - discontinued operations	(50,464)	105,236
Net cash used in financing activities	(96,860)	(11,810)

Net change in cash, cash equivalents and restricted cash	(64,156)	(77,889)
Cash, cash equivalents and restricted cash, beginning of period	283,284	289,667
Discontinued operations cash activity included above:
Add: Cash balance included in current assets of discontinued operations at beginning of period	34,911	22,693
Less: Cash balance included in current assets of discontinued operations at end of period	-	(40,461)
Cash, cash equivalents and restricted cash, end of period	$254,039	$194,010

Continued on following page

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

Continued from previous page
	Nine Months Ended September 30,
	2019	2018

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$235,537	$171,674
Restricted cash	18,502	62,797
Discontinued operations cash activity included above:
Less: Cash balance included in current assets of discontinued operations at end of period	-	(40,461)
Total cash, cash equivalents and restricted cash	$254,039	$194,010

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss from continuing operations including noncontrolling interest	$(38,884)	$(7,886)	$(114,507)	$(34,958)
Interest expense	10,548	19,703	31,528	58,330
Income tax benefit	(12,530)	(14,973)	(40,692)	(34,524)
Depreciation and amortization (1)	17,828	29,266	52,963	80,170
EBITDA	(23,038)	26,110	(70,708)	69,018
EBITDA adjustments related to discontinued operations	8,469	5,925	17,703	27,979
Proportional share of EBITDA adjustments of equity method investees	1,186	311	1,827	745
Adjusted EBITDA	$(13,383)	$32,346	$(51,178)	$97,742

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Contact: Jim Stark | Executive Vice President, Investor & Media Relations | 402.884.8700 | jim.stark@gpreinc.com